UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 14, 2004

CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION

(Formerly BANK ONE, DELAWARE, NATIONAL ASSOCIATION)

(Originator of the Issuer)

FIRST USA CREDIT CARD MASTER TRUST

(Issuer of the Collateral Certificate)

BANK ONE ISSUANCE TRUST

(Currently Chase Issuance Trust)

(Exact name of registrant as specified in its charter)

Laws of the United States	333-67076	51-0269396
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

201 North Walnut Street, Wilmington, Delaware		19801
(Address of principal executive offices)		(Zip Code)

(302) 594-4000
Registrant’s telephone number, including area code

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

On September 21, 2004 the Bank One Issuance Trust (currently Chase Issuance Trust), a Delaware statutory business trust (the “Trust”) and Chase Manhattan Bank USA, National Association (formerly Bank One, Delaware, National Association) (the “Bank”), completed the securitization of approximately $1,200,000,000 of Class A(2004-7) credit card receivables.

The Class A(2004-7) notes are part of a series of notes called the ONEseries. The ONEseries will consist of Class A notes, Class B notes and Class C notes. The Class A(2004-7) notes are a tranche of the Class A notes of the ONEseries.

The Bank services the receivables that are included in the securitization and will continue to service the accounts associated with such receivables following the securitization.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statement and Exhibits.

The	following exhibits are filed as a part of this report:

(1.1a	)	Underwriting Agreement of Bank One Issuance Trust dated as of September 14, 2004 between Bank One, Delaware, National Association and Banc One Capital Markets, Inc., as Representative of the Underwriters set forth therein.

(1.1b	)	Class A(2004-7) Underwriting Terms Agreement, dated September 14, 2004.

(4.01)		Class A(2004-7) Terms Document dated as of September 21, 2004 between Bank One Issuance Trust as Issuer and Wells Fargo Bank Minnesota, National Association as Indenture Trustee and Collateral Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION (Formerly BANK ONE, DELAWARE, NATIONAL ASSOCIATION, as Originator of the First USA Credit Card Master Trust and Bank One Issuance Trust and as Co-Registrant and as Servicer on behalf of the First USA Credit Card Master Trust and Bank One Issuance Trust

By:	/s/ PATRICIA GARVEY
Name: Patricia Garvey
Title: Vice President

Date: November 18, 2004